Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S1 on Form S-3 No. 333-123742) and related Prospectus of Tripos, Inc., and to the incorporation by reference therein of our report dated March 29, 2004, with respect to the consolidated financial statements and schedule of Tripos, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

                                                                                                                                                                    /s/ Ernst & Young LLP

St. Louis, Missouri

April 5, 2006